Exhibit 10.4

Sultanate of Oman Ministry of Tourism Muscat

Contract No.:
Name of Project: Omagine Project
Governorate/State/District: Muscat
Name of Investment Company (Beneficiary): Omagine LLC

USUFRUCT CONTRACT

THIS USUFRUCT CONTRACT (“Contract”) is made and entered into on the __ day of 2015, BETWEEN

THE Government of the Sultanate of Oman, represented in this Contract by the MINISTRY OF TOURISM

Address: P.O. BOX 200, P.C. 115, Madinat Al-Sultan Qaboos, Sultanate

of Oman, referred to hereinafter as (the “First Party”); and

Omagine LLC, a limited liability company registered under the laws of Oman and having commercial registration number 1080151. Address: PO Box 708, Madinat Al Sultan Qaboos, PC 115, Sultanate of Oman, Referred to hereinafter as the “Second Party”

Preamble

Whereas, the First Party owns the plot of land No. (1) in Block No. (74SW) located in Al Hail North, Governorate/State/District of Al Seeb, with a total area of (1000000 square meters) shown in the attached drawing referred to hereinafter (the “Land”).
Whereas, the First Party has agreed to award the Second Party the rights of Usufruct over the Land in order to implement the works set out in (a) the master plan of the Project approved by the First Party pursuant to the Development Agreement and (b) the Development Agreement,
Whereas the First Party and the Second Party have signed a Development Agreement setting out in detail the terms and conditions governing the development, use and sale of the Land.

Therefore, the Parties agreed to conclude this Contract according to the following terms and conditions :

ARTICLE 1

1. The foregoing Preamble, the Laws and Regulations governing lands held in Usufruct in the Sultanate of Oman shall be part and parcel of this Contract, and shall be concurrently read and interpreted with them. This Contract shall also be an integral part of the Development Agreement entered into between the Parties, together with the schedules thereto. In case of any conflict between this Usufruct Contract and the Development Agreement, the provisions of the Development Agreement shall prevail.
2. The Second Party acknowledges to have lawfully inspected the Land held in Usufruct in a manner that excludes ignorance, and agrees to hold it in Usufruct, without any right of recourse on the First Party with respect to rights other than those provided for in the Development Agreement.
3. The Second Party shall be entitled to divide the Land into separate parcels, blocks, units or parts and to assign all or part of its rights hereunder to third parties pursuant to the Law promulgated by Royal Decree 12/2006 and its Executive Regulations on ownership of real estate in integrated tourism complexes.

ARTICLE 2: TERM OF USUFRUCT

1. The First Party shall, pursuant to this Contract, grant the Second Party, the Usufruct rights over the Land for a period of fifty years (the “Usufruct Term”), renewable subject to a written agreement between the Parties
2. The Usufruct Term shall commence from the date of registration of this Contract.

ARTICLE 3: OBLIGATIONS OF THE FIRST PARTY

1. The First Party shall deliver the Land free of any encumbrances or rights limiting the Usufruct and warrants that no government body or third party will obstruct the Second Party during the Term of Usufruct; failing which, the Second Party shall have the right to terminate this Contract without prejudice to his right to demand payment of damages as set out in the Development Agreement.
2 The First Party shall register this Contract with the Real Estate Registry at the Ministry of Housing, Sultanate of Oman on or immediately after ratification of the Development Agreement. The registration charges shall be at the expense of the Second Party.
3 The Second Party shall be granted exemption from payment of Usufruct rates and incentives and concessions in accordance with pertinent regulations as set out in the Development Agreement.

4. The Second Party shall be exempted from payment of the Annual Usufruct Rent during the first five (5) years of this Contract starting from the date of the registration of the Usufruct Rights in the name of the Second Party

ARTICLE 4: OBLIGATIONS OF THE SECOND PARTY

The Second Party commits to:

1. Pay an annual usufruct fee being(0.300 Omani Riyals multiplied by the Existing Land (in square meters) X 30%), provided that the Annual Usufruct Fee shall be reduced in proportion with any part of the Existing Land that the Government has received the Land Price for.
2. Pay to the First Party a delay penalty equivalent to six percent (6%) per annum of the unpaid balance of the Annual Usufruct Rent. This penalty shall apply from the due date through the date of settlement.
3. Pay all chargeable taxes and levies as they fall due, unless fully or partly exempted from them pursuant to the provisions of laws and regulations prevailing in the Sultanate.
4. Take all necessary measures to protect the boundaries of the Land from any trespassing and maintain the Land, buildings and installations constructed by the Second Party or over which the Second Party has usufruct rights pursuant to this Contract and which were constructed pursuant to the Development Agreement and strictly use it for the intended purpose only.
5. Comply with the terms and conditions of the Development Agreement and all applicable laws and regulations in the Sultanate of Oman.
6. The Second Party shall begin executing the Project according to the provisions of the Development Agreement.
7. The Second Party shall not take any legal or physical action in relation to the Land subject of Usufruct for a period beyond the expiry date of the Usufruct.
8. Insure the buildings and installations together with fixed and movable assets constructed pursuant to the Development Agreement and owned by the Second Party or over which the Second Party has usufruct rights pursuant to this Contract (collectively, “Installations”) during the Contract Term against any “Insurable Risk” with respect to losses or damages to such Installations regardless of how they are caused, subject always to the reasonable exclusions of the insurance coverage in force as agreed, provided that the insurance covers the value of such Installations. In the event that such Installations are destroyed or damaged as a result of an Insurable Risk, the Second Party shall file an insurance claim with respect to such damage or destruction (an “Installation Claim”). Upon obtaining the necessary permits and approvals from the First Party, the Second Party shall apply the proceeds, if any, received from an insurer with respect to any such Installation Claim (“Proceeds”) to the reconstruction and restoration of the damaged or destroyed Installations that are the subject matter of such Installation Claim. The Second Party shall use its best efforts to repair such Installations such that they are returned to the state they were in immediately prior to the occurrence of such damage or destruction.

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ARTICLE 5: DISPOSAL OF THE USUFRUCT

1. Subject to Article 2 of the Royal Decree No. 12/2006, the Second Party, in order to finance the Project, shall have the right to assign all or part of the rights granted to it by virtue of this Contract to another party, or to mortgage the Usufruct right applicable to the Land and all the structures existing thereon as set out in the Development Agreement.
2. The deed of assignment or mortgage shall stipulate that the rights and obligations of the Second Party, as stipulated under this Contract shall apply to the transferee or the mortgagee in lieu of the Second Party, even in the event that the Second Party ceases to exist as a legal entity.
3. In accordance with the provisions of the law promulgated by Royal Decree No. (12/2006) and its Executive Regulations, the Second Party shall be entitled to sell the Land pursuant to the terms and conditions stipulated in the referred to Law and its Executive Regulations as well as the provisions of the Development Agreement

ARTICLE 6: OBLIGATORY SUSPENSION OF THE PROJECT DUE TO A FORCE MAJEURE

In cases of Force Majeure that prevent any of the parties to perform their duties, the pertinent provisions in the Development Agreement shall apply.

ARTICLE 7: TERMINATION OF CONTRACT

In the event that the Second Party fails to complete the Minimum Build Obligations as set out in the Development Agreement, the First Party may terminate this Contract provided that the First Party also terminates the Development Agreement. Repossession and compensation shall be governed by the Development Agreement.

ARTICLE 8: General Provisions

1. Upon expiry of this Contract and unless it has been renewed or extended by the Parties, the buildings and structures on the Land which have not yet been duly transferred from Usufruct to freehold title (i.e. if transfer of title has not been duly registered with the government or for which the right to acquire freehold title has not been validly assigned), shall become the property of the First Party, all subject to the provisions of Development Agreement.
2. The termination of this Contract in line with Article seven shall be without prejudice to the registered rights of third parties in connection with the Usufruct, such as mortgage, or any other usufruct right accruing during the Usufruct Term.

ARTICLE 9: APPLICABLE LAW AND DISPUTE RESOLUTION

1. This Contract shall be governed by the Laws, Rules and regulations applicable in the Sultanate of Oman.
2. Any dispute arising between the Parties in connection with any of the terms of this Contract shall be settled in accordance with the dispute resolution mechanism and arbitration as set out in the Development Agreement.
3. The Parties agree that in case of any conflict between this Contract and the Development Agreement, the Development Agreement shall prevail.
4. All provisions of the Development Agreement shall survive the termination of the Development Agreement to the extent they are applicable to the Usufruct.

ARTICLE 10: NOTICES

1. Both Parties have designated the addresses shown in the Preamble of this Contract as their addresses. Each Party shall notify the other Party in case of a change in address and no correspondence shall be valid unless sent to this address.
2. This Contract has been drawn in five (5) original copies signed by the Parties, a copy of which is delivered to the Second Party, two copies to the First Party, and a copy to each of the Ministry of Finance and the Real Estate Registry within the Ministry of Housing.

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ARTICLE 11: CONTROLLING LANGUAGE

In the event that this Contract is read in a language other than the Arabic language, the Parties hereto acknowledge and agree that the Arabic language version hereof shall prevail in case of inconsistency or contradiction in interpretation or translation of this Contract.

First Party(Ministry)

SIGNED for and on behalf of THE MINISTRY
OF TOURISM OF THE SULTANATE OF OMAN:

Signature:	/s/ H.E. Ahmed bin Nasser bin Hamed Al Mahrizi
His Excellency Ahmed bin Nasser bin Hamed Al Mahrizi Minister of Tourism
Stamp:	(Ministry of Tourism Stamp Affixed)

SIGNED for and on behalf of Omagine LLC:

Signature:	/s/ Frank J. Drohan
Frank J. Drohan Managing Director
Stamp:	(Omagine LLC Stamp Affixed)

SIGNED for and on behalf of THE MINISTRY OF

HOUSING OF THE SULTANATE OF OMAN:

Signature:	/s/ Mohmood Khamis Al Khuzairi
Mohmood Khamis Al Khuzairi Authorized Person, Ministry of Housing
Stamp:	(Ministry of Housing Stamp Affixed)

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